Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)
480-606-3337
Jeff Stanlis, Hayden Communications (media)
480-510-7228

For Immediate Release

RURAL/METRO MAKES $7 MILLION UNSCHEDULED PRINCIPAL PAYMENT;

POSTPONES FIRST-QUARTER RESULTS

SCOTTSDALE, Ariz. (Nov. 8, 2006) – Rural/Metro Corporation (Nasdaq: RURL), a leading provider of medical transportation and private fire protection services, announced today it made a $7 million unscheduled principal payment on its senior secured Term Loan B to reduce the principal balance to $100.0 million and generate annual interest savings of approximately $549,000.

The Company also announced it will postpone its first-quarter conference call previously scheduled for Thursday, November 9, 2006, as the Company is in the process of completing its financial statements and related disclosures for the three months ended September 30, 2006. The Company will file for a five-day extension of its November 9, 2006 due date to file its first-quarter report on Form 10-Q. It is anticipated the earnings conference call and 10-Q filing will occur on or before the extended due date of November 14, 2006.

Jack Brucker, President and Chief Executive Officer, said, “We are pleased by our ability to continue generating strong free cash flow that we can apply to overall debt reduction as we execute on our deleveraging strategy and demonstrate our commitment to enhancing long-term stockholder value. We believe our debt-reduction strategy will provide excellent opportunities to enhance profitability while maintaining our long-standing reputation as a high-quality, responsive partner to the cities, counties, fire departments, healthcare facilities, patients and others who trust us for their care and protection.”

Since the inception of the Term Loan B in March 2005, the Company has made a total of $35.0 million in unscheduled principal payments from operating cash flow and generated approximately $2.7 million in interest savings at current rates.

Rural/Metro Corporation is a leading provider of emergency and non-emergency medical transportation, fire protection, and other safety services in 23 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The information contained in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the Company’s ability to timely file its first quarter report on Form 10-Q, collect its accounts receivable, sustain operating cash flow, secure new contracts, retain existing contracts, and improve earnings and operating margins; and the costs of reviewing and responding to the Accipiter Group’s proxy solicitation. Although Rural/Metro believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements and Factors That May Affect Results” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on the Company’s website at www.ruralmetro.com. All subsequent written and oral forward-looking statements (or statements that may be attributed to the Company) are expressly qualified by the Cautionary Statements. The Company’s forward-looking statements are based on information available today, and it undertakes no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

(RURL/F)

###